Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") effective as of the 28th day of May, 2008, by and between ALTERNECARE HEALTH PRODUCTS, INC. ("Seller"), a Florida corporation, and CAVIT SCIENCES, INC. ("CAVIT"), a Florida corporation.

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and CAVIT desires to purchase certain assets of the Seller comprising Seller's supplement line and know how regarding the Seller's supplement line.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereunto agree as follows:

SECTION 1. SALE AND PURCHASE OF ASSETS.

     1.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions of this Agreement, CAVIT, will at the Closing (as hereinafter defined) acquire from Seller the following assets (collectively, the "Assets"):

     (a)  Inventory (see attached Exhibit A);

     (b)  Promotional materials, displays and exhibits (see attached Exhibit A);

     (c)  Customer lists;

     (d)  Existing relationships with manufacturers and customers;

     (f)  Trademark (see attached Exhibit A); and

     (g)  Website(see attached Exhibit A)

     1.2 EXCLUDED ASSETS. No assets will be transferred to CAVIT except as provided in Section 1.1 above.

SECTION 2. NO ASSUMPTION OF LIABILITIES.

     From and after the Closing, CAVIT shall not assume nor be liable for any liabilities of Seller, whether contingent or otherwise, and whether or not such liabilities are reflected on the books or records of Seller on the date hereof or on the Closing Date.

SECTION 3. PURCHASE PRICE.

     3.1 THE PURCHASE PRICE. The purchase price to be paid by CAVIT for all of the Assets (the "Purchase Price") will be one hundred fifty thousand dollars ($150,000) comprised of the following:

     -    $50,000.00 as a note payable (see attached Exhibit C):

     - $100,000.00 in CAVIT Stock in the form of 250,000 CAVIT restricted common shares valued at $.40 per share.

     Upon the execution of this Agreement, CAVIT shall execute a consulting agreement with Ismael Gonzalez ("Gonzalez") (see attached Exhibit D) for agreed upon services by the parties on behalf of CAVIT in the amount of $2,000 a month for an initial term of 6 months. $1,000 will be paid to Gonzalez at the beginning of each of the six months and $6,000 will be paid to Gonzalez at the end of the six month period. Prior to the six month anniversary of this Agreement, if additional services are to be provided by Gonzalez for CAVIT, the parties shall agree upon the terms at that time.

     3.2 ALLOCATION OF PURCHASE PRICE. The parties will agree upon the allocation of the total Purchase Price of $150,000. The parties agree that any tax returns or other tax information that may be filed with a government agency shall be prepared and filed consistent with such allocation. CAVIT and Seller will upon written request to the other, provide the requesting party with those portions of the appropriate Internal Revenue Service forms which may be required by the requesting party in connection with an examination of the requesting party's tax returns.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller makes the representations and warranties to CAVIT set forth below.

     4.1 DUE INCORPORATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     4.2 CORPORATE POWER OF SELLER. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. Seller represents and warrants that there are no liens or claims on the Assets and that the Assets have not been pledged or used as security for any debt.

     4.3 DUE AUTHORITY. Seller has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Seller.

     4.4 NO CONSENTS. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill all of its obligations under this Agreement.

     4.5 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of Seller;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Seller is a party;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Seller.

     4.6 COMPLIANCE WITH LAWS. Seller has complied in all material aspects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to Seller's business.

     4.7 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller in respect of, or in connection with, this transaction. There is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of Seller after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Seller, in respect of or in connection with this transaction.

     4.8 BROKERS' FEES. Neither seller nor its affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CAVIT could become liable or obligated.

     4.9 NON-COMPETE CLAUSE. Seller agrees not to compete with CAVIT during the term of three years from the date of this Agreement. Seller agrees that no activity, employment, venture, business or other pursuit of Seller during the three year non-compete term shall conflict with Seller's obligations under this Agreement or be adverse to CAVIT'S interests during the three year non-compete term.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF CAVIT. CAVIT represents and warrants to Seller as follows:

     5.1 DUE INCORPORATION. CAVIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     5.2 CORPORATE POWER OF CAVIT. CAVIT has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

     5.3 DUE AUTHORITY. CAVIT has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of CAVIT, including shareholder approval, if required. This Agreement is a valid and binding agreement of CAVIT, enforceable against CAVIT in accordance with its terms. Neither the execution and delivery of this Agreement by CAVIT nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which CAVIT is a party or by which CAVIT is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over CAVIT.

     5.4 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of CAVIT; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which CAVIT is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon CAVIT, or upon the properties or business of CAVIT; or (iv) violate any statute, law or regulation of any jurisdiction applicable to CAVIT.

     5.5 BROKERS' FEES. Neither CAVIT nor its affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

SECTION 6. CLOSING ITEMS.

     6.1 CAVIT'S Deliveries. At Closing, CAVIT shall deliver to Seller the following documents:

     (a) Note payable (see attached Exhibit C)and consulting agreement (see attached Exhibit D) per Section 3.1 above;

     (b) Letter of authorization to CAVIT'S transfer agent for the issuance of 250,000 shares of CAVIT restricted common stock per Section 3.1 above;

     (c) A certified copy of a resolution of CAVIT'S Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the Assets; and

     (d) Other purchase documents: all such documents and instruments as Seller may reasonably request in connection with the consummation of the transaction contemplated by this Agreement.

     6.2 SELLER'S DELIVERIES. At Closing, Seller shall deliver to CAVIT the following documents:

     (a) A Bill of Sale for the Assets in the form of Exhibit B attached hereto and incorporated herein by reference, executed by Seller;

     (b) A copy of a resolution of Seller's Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the Assets;

     (c) Other purchase documents: all such documents and instruments as CAVIT may reasonably request in connection with the consummation of the transaction contemplated by this Agreement;

     (d) Executed detailed listing of product inventory, promotional materials, displays and exhibits, as agreed upon by the parties, for CAVIT'S approval;

     (e)  Executed assignment of trademark described in Exhibit A; and

     (f) Executed assignment of domain rights and access codes of website described in Exhibit A.

SECTION 7. INDEMNIFICATION.

     7.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend, and hold CAVIT and its representatives, successors, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

     (a)  the Assets prior to the Closing Date, or

     (b) Any material breach by Seller or any representation or covenant made by Seller in, or any obligation of Seller under this Agreement.

     7.2 INDEMNIFICATION BY CAVIT. CAVIT shall indemnify, defend, and hold Seller and its representatives, successors, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with any material breach by CAVIT or any representation or covenant made by CAVIT in, or any obligation of CAVIT under this Agreement.

SECTION 8. TERM AND TERMINATION

     8.1 TERM. This Agreement shall become effective on the Effective Date and shall remain in effect, unless earlier terminated pursuant to this Section 8.

8.2 TERMINATION FOR BREACH.

     (a) BREACH OF CONSULTING AGREEMENT OR NOTE. If Ismael Gonzalez breaches the Consulting Agreement with CAVIT, then such breach shall constitute a breach of this Agreement. If CAVIT breaches the $50,000 note payable to Seller ("Note") by defaulting on its payment terms, then such breach shall constitute a breach of this Agreement.

     (b) NOTICE. If either Party believes that the other is in material breach of this Agreement with respect to one or more terms or conditions hereof, then the Party holding such belief (the "Non-breaching Party") may deliver written notice of such breach to the other Party (the "Notified Party"). The Notified Party shall have thirty (30) days to cure such breach to the extent involving non-payment of amounts due hereunder, and thirty (30) days to either cure such breach for all other material breaches, or, if cure of such breach other than non-payment cannot reasonably be effected within such period, to deliver to the Non-breaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing. Following delivery of such a plan, the notified Party shall devote Diligent Efforts to carry out the plan and cure the breach. For purposes of this Section 8.2(b), a breach by Ismael Gonzalez of the Consulting Agreement with CAVIT shall constitute a breach of this Agreement and CAVIT shall give the above notice to Seller and to Ismael Gonzalez and if the breach of the Consulting Agreement is not cured within the above period of time, then CAVIT may take whatever action it deems necessary against both Seller and Ismael Gonzalez in accordance with this Section 8 and/or the Consulting Agreement. For purposes of this Section 8.2(b), a breach by CAVIT of the Note by defaulting on its payment terms, then such breach shall constitute a breach of this Agreement and Seller shall give the above notice to CAVIT and if the breach of the Note is not cured within the above period of time, then Seller may take whatever action it deems necessary against CAVIT in accordance with this Section 8 and/or the Note.

     (c) FAILURE TO CURE. If the Notified Party fails to cure a material breach of this Agreement as provided for in Section 8.2(a), the Non-breaching Party may terminate this Agreement either in its entirety or with respect to one or more Products upon written notice to the Notified Party.

     8.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement (i) if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Party or of its assets, or (ii) if the other Party proposes a written agreement of composition or extension of its debts, or (iii) if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty (60) days after the filing thereof, or (iv) if the other Party proposes or is a party to any dissolution or liquidation, or (v) if the other Party makes an assignment for the benefit of creditors.

     8.4 SELLER'S RIGHTS UPON CERTAIN TERMINATIONS OF THE AGREEMENT OR AS TO CERTAIN ASSETS OR Products. If Seller terminates this Agreement pursuant to
Section 8.2 for CAVIT'S material breach of this Agreement, in whole or in part, then:

     (a) REVERTED PRODUCTS. All Assets and Products, acquired pursuant to this Agreement, shall thereafter be deemed to be "Reverted Products" and shall become the sole property of Seller, after the Seller has reimbursed CAVIT for all expenditures disbursed or accrued by CAVIT relating to the Reverted Products.

     (b) TRADEMARK LICENSE. After the applicable termination of this Agreement, CAVIT shall immediately discontinue all use of the Seller's intellectual property, including any trademarks or service marks. CAVIT shall execute any documents required to assign its interest in and to seller's intellectual property, and any goodwill that CAVIT has acquired or developed in any of the foregoing, to Seller, after the Seller has reimbursed CAVIT for all expenditures disbursed or accrued by CAVIT relating to the intellectual property and goodwill that has been developed.

     (c) NOTE PAYABLE. After the applicable termination of this Agreement, Seller shall release CAVIT from any remaining liabilities associated with the note payable (see attached Exhibit C).

     8.5 CAVIT'S RIGHTS UPON CERTAIN TERMINATIONS OF THE AGREEMENT. If CAVIT terminates this Agreement pursuant to Section 8.2 for Seller's material breach of this Agreement, in whole or in part, then:

     (a) ASSETS AND PRODUCTS. All Assets and Products, acquired pursuant to this Agreement, shall thereafter remain the sole property of CAVIT and the Seller shall release CAVIT from any remaining liabilities associated with the note payable (see attached Exhibit C).

     SECTION 9. FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition and following the Closing, CAVIT and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

SECTION 10. MISCELLANEOUS.

     10.1 NOTICES. Any notice of other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

If to Seller:       Alternecare Products, Inc.
                    12260 Southwest 53rd St.  Suite 603
                    Cooper City, Florida   33330
                    Attn: Ismael Gonzalez
                    Tel: 561-509-4727

If to CAVIT:        Cavit Sciences, Inc.
                    1600 South Dixie Highway, Suite 500
                    Boca Raton, Florida 33432
                    Attn: Colm J. King, CEO
                    Tel: 561-544-6988
                    Fax: 561-544-6985

Any party may be given notice in accordance with this Section if the receiving party designates another address or person for receipt of notice hereunder, in writing, to the party giving notice.

     10.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     10.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

     10.4 REMEDIES NOT EXCLUSIVE. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

       10.5 ARBITRATION. All disputes, controversies or claims arising out of, or relating to, this agreement, or the making, performance or interpretation of this agreement among the parties shall be finally and conclusively settled by binding arbitration. A party to a dispute may commence an arbitration of the dispute by notifying the other party to the dispute in writing of its desire to submit the dispute to arbitration and such dispute will be submitted to arbitration in accordance with the following:

     (a) The arbitration will be conducted by a single arbitrator agreed to by the parties, and if no agreement is reached within 30 days after the notice which requested the arbitration, the appointment shall be made, on request of a party, by the applicable court in the county of Palm Beach, State of Florida.

     (b) The parties agree that the decision of the arbitrator, including any decision as to costs shall be final and shall not be appealed, provided that the party prevailing in the arbitration shall be permitted to initiate and prosecute judicial proceedings to enforce the award of the arbitrator. Each of the parties hereby agrees that it shall submit to the jurisdiction of any court in which such judicial enforcement proceedings are brought.

     (c) Except as expressly provided herein, all arbitrations will be conducted according to the laws governing commercial arbitrations in the State of Florida. Any dispute referred to arbitration will be dealt with on an expeditious basis with both parties using all reasonable commercial efforts to obtain and implement a timely decision of the arbitrator.

     (e) All costs of arbitration under this section shall be paid by the parties to the dispute being arbitrated in such amount and proportions as the arbitrator may determine. If the arbitrator does not make an award of costs, the parties shall bear the costs of the arbitration equally and each party shall bear its own costs.

     (f) Unless otherwise mutually agreed by the parties, the place of arbitration shall be Palm Beach County, State of Florida.

     10.6 EXHIBITS. The exhibits to this Agreement are a part of this Agreement as if set forth in full herein.

     10.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     10.8 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extend permitted by law.

     10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

     10.10 NO ASSIGNMENT. Neither this Agreement nor the Note (see Exhibit C) may be assigned to a third party, except by operation of law, without the written consent of the non-assigning parties which consent shall not be unreasonably withheld.

     10.11 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition, and following the Closing, CAVIT and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Cavit Sciences, Inc.


By: /s/ Colm J. King
   -------------------------------
Name:  Colm J. King
Title: President and CEO
Date:  May 28, 2008


Alternecare Health Products, Inc.


By: /s/ Ismael Gonzalez
   -------------------------------
Name:  Ismael Gonzalez
Title: President
Date:  May 28, 2008

                                    EXHIBIT A

                                 ASSET SCHEDULE

(a)  INVENTORY:

     Palletized cases containing approximately 7,000 containers of 11 of Alternecare's products.

(b)  PROMOTIONAL MATERIALS, DISPLAYS AND EXHIBITS:

     Palletized  items  consisting  of  Alternecare's  product  brochures,   kit
     brochures, test brochures, counter displays, floor displays, booklets and trade show display booth set up.

(f)  TRADEMARK:

     ALTERNECARE HEALTH PRODUCTS

(g)  WEBSITE:

     www.alternecare.com

                                    EXHIBIT B

                                  BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS that ALTERNECARE HEALTH PRODUCTS, INC., a Florida corporation ("Seller"), in consideration of that certain Asset Purchase Agreement dated as of May 28, 2008 between CAVIT SCIENCES, INC., a Florida corporation ("Purchaser"), and Seller (the "Purchase Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, conveyed, assigned, transferred and delivered to Purchaser and by these presents does grant, convey, assign, transfer and deliver to Purchaser, all of Seller's right, title, interest and benefit in and to the Assets (as defined in the Purchase Agreement) free and clear of any and all liabilities, liens, encumbrances, mortgages, security interests, pledges, restrictions and claims of any kind or nature, contingent or otherwise, except as expressly provided in the Purchase Agreement.

     TO AND TO HOLD the same unto Purchaser, its successor and assigns forever.

     AND Seller does, for itself and its successors and assigns, hereby represents, warrants, covenants and agrees to and with Purchaser, its successors and assigns, that it is the lawful owner of the Assets; that they are free from any and all encumbrances, except as expressly provided in the Purchase Agreement; that it has good and valid right to bargain, grant, transfer, convey and deliver the same to Purchaser; and that it will warrant and defend title to the Assets, unto Purchaser, its successors and assigns, against the lawful claims and demands of all persons whomsoever.

     Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, in the name of Purchaser or in the name of Seller, but by and on behalf of and for the sole benefit of Purchaser, its successors and assigns, to demand and receive from time to time any and all of the Assets, and from time to time to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise which Purchaser or its successors assigns may deem necessary or desirable in order to receive, collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby transferred, assigned and conveyed to Purchaser and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Purchaser or its successors or assigns shall deem advisable. Seller agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason.

     Seller covenants and agrees that in the event that either (i) any of the Assets covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date of delivery of this Bill of Sale been given or obtained, or (ii) any such Assets are nonassignable in their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to Purchaser; and Seller covenants and agrees
(a) to hold, and hereby declare that it holds, such Assets in trust for, and for the benefit of, Purchaser, (b) to use all reasonable means to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Assets, and (c) to make or complete such transfer or transfers as soon as reasonably possible.

     Seller, for itself and its successors and assigns, further covenants and agrees that it will at any time and from time to time, at the request of Purchaser, its successors or assigns, do, execute and deliver, or cause to be done, executed or delivered, all such further acts, transfers, assignments and conveyances, for the better assuring, conveying and confirming unto Purchaser, its successors or assigns, full right, title, interest and benefit in or to the Assets as Purchaser, its successors or assigns shall reasonably require.

     All of the terms and provisions of this Bill of Sale shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed in its name by its officer thereunto duly authorized and its corporate seal to be hereunto affixed as of the 28th day of May 2008.

                                 Alternecare Health Products, Inc.


                                 By: /s/ Ismael Gonzalez
                                    --------------------------------------------
                                    Ismael Gonzalez, President

                                    EXHIBIT C

                                      NOTE

                                  MAY 28, 2008

1. BORROWER'S PROMISE TO PAY

     In consideration for the sale, assignment and transfer of certain assets to the undersigned by Alternecare Health Products, Inc. ("Holder") pursuant to that certain Asset Purchase Agreement dated as of May 28, 2008, we ("Maker") promise to pay U.S. $50,000.00 (this amount is called "principal") and interest, to the order of the Holder pursuant to the following terms:

     (1) This Corporate Promissory Note shall bear interest at the rate of 5% per annum and shall be payable on or before One (1) year from date.

     (2) This Corporate Promissory Note shall be paid with Maker's available funds resulting from additional financing or revenue received by Maker. Funds to pay this Note will be deemed available funds if payments toward this Note from the funds will not, in Maker's opinion, impair the operations of Maker.

2. BORROWER'S RIGHT TO PREPAY

     Maker has the right to make payments of principal and interest at any time before they are due. A payment of principal only is known as a "prepayment." When Maker tenders a prepayment, Maker will tell the Holder in writing that we are doing so.

3. BORROWER'S FAILURE TO PAY AS REQUIRED

     (A) DEFAULT

     If Maker does not pay the principal balance of this Note pursuant to its terms, Maker will be in default.

     (B) NOTICE OF DEFAULT

     If Maker is in default, the Holder may send us a written notice telling us that if Maker will not pay the overdue amount by a certain date, the Holder may require Maker to pay immediately the full amount of principal which has not been paid.

     (C) PAYMENT OF HOLDER'S COST AND EXPENSES

     If the Holder has required Maker to pay immediately in full as described above, the Note Holder will have the right to be paid back by Maker for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees. Notwithstanding the foregoing, in the event that Maker is unable to raise equity capital in an amount sufficient to pay this Note in full on the maturity date, and Maker has used its best efforts to raise such equity capital, then Maker shall execute appropriate assignments, bills of sale, etc. necessary to cause the assets acquired from Holder by Maker to become the sole property of Holder, whereupon this Note shall be cancelled and no money shall be due from Maker hereunder.

4. GIVING OF NOTICES

     Unless applicable law requires a different method, any notice that must be given to the Maker under this Note will be given by delivering it or by mailing it by first class mail to us at 1600 South Dixie Highway, Suite 500, Boca Raton, Florida 33432.

5. NO RIGHT TO ASSIGN

     Holder may not assign or transfer this Note to any third party.


WITNESS THE HAND OF THE UNDERSIGNED.

Cavit Sciences, Inc.

By: /s/ Colm J. King
   -------------------------------
   Colm J. King, President and CEO

                                    EXHIBIT D

                       AGREEMENT TO ENGAGE ISMAEL GONZALEZ
                                  AS CONSULTANT

Ismael Gonzalez ("Gonzalez" or the "Consultant"), hereby submits to CAVIT Sciences, Inc. ("CAVIT" or the "Company') this Consulting Agreement (the "Agreement") outlining the terms pursuant to which Gonzalez would be willing to act as Consultant.

I.   ENGAGEMENT

     CAVIT hereby engages and retains Gonzalez as Consultant to perform the Services (as that term is hereinafter defined) and Gonzalez hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use his best efforts in providing such services.

II.  INDEPENDENT CONTRACTOR

     Gonzalez shall be, and in all respects be deemed an independent contractor in the performance of his duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     A. In relation to any income tax to be paid on the compensation stated in this Agreement, Gonzalez shall be solely responsible for making all payments on behalf of himself, including those required by law, and CAVIT shall in no event be liable for any debts or other liabilities of Gonzalez.

     B. Gonzalez shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of CAVIT, and Gonzalez shall have no power to enter into any agreement on behalf of, or otherwise bind CAVIT. Without limiting the foregoing, Gonzalez shall not enter into any contract or commitment on behalf of CAVIT.

     C. Subject to Section II D hereof, Gonzalez shall not have or be deemed to have, fiduciary obligations or duties to CAVIT and shall be free to pursue, conduct and carry on for his own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as Gonzalez in its sole, absolute and unfettered discretion, may elect.

     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of Gonzalez during the term of this agreement shall conflict with Gonzalez's obligations under this Agreement or be adverse to CAVIT'S interests during the term of this Agreement.

III. SERVICES

     Gonzalez  agrees  to serve as  Consultant  to CAVIT and to  provide  and/or
     perform  the  following,   hereafter   collectively   referred  to  as  the
     "Services":

     A. Assist CAVIT in efforts to advance its lines of supplement products, provide guidance, advice and assistance regarding the general direction of the Company and to provide advice in regard to CAVIT'S goal of seeking contacts and introductions with supplement
          manufacturers,    distributors    and   customers    and    additional
          business/business relationships that will be of benefit to CAVIT. Participate, consult with, advise and assist CAVIT and/or any of its affiliates in its negotiations in pursuing a form of Business Combination with CAVIT. As used in this Agreement, the term "Business Combination" shall be deemed to mean any form of merger, acquisition, joint venture, licensing agreement, product sales and/or marketing, distribution, combination and/or consolidation, etc. involving CAVIT and/or any of its affiliates and any other entity. As used herein, the term "investment" shall include the contribution of anything of value by a Candidate to CAVIT, its subsidiaries or affiliates.

     B. Assist CAVIT with its business development by assisting in the preparation of CAVIT"S business plan, marketing plan, budgets, and various presentations relating primarily to the MD Solution and Alternecare product lines.

     C.   Assist CAVIT with the execution of its marketing and branding plans.

     D. Gonzalez shall devote such time and effort, as the parties deem commercially reasonable and adequate under the circumstances to the affairs of CAVIT to render the consulting services contemplated by this agreement. Gonzalez is not responsible for the performance of any services, which may be rendered hereunder without CAVIT providing the necessary information in writing prior thereto, nor shall Gonzalez include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. Gonzalez cannot guarantee results on behalf of CAVIT, but shall pursue all reasonable avenues available through his network of contacts. At such time as an interest is expressed by a third party in CAVIT'S needs, Gonzalez shall notify CAVIT and consult with and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by CAVIT in its sole discretion. It is understood that the compensation paid hereunder is being paid by CAVIT to have Gonzalez remain available to participate with, consult with, advise and assist CAVIT on transactions on an as-needed basis, during the term of this Agreement.

     E.   In conjunction with the Services, Gonzalez agrees to:

          1. Make himself available for telephone conferences, meetings and work sessions with the employees and associates of CAVIT during normal business hours, when the Services for CAVIT are not conflicting with Gonzalez's other business ventures.
          2. Consult with, advise and assist CAVIT'S management in evaluating presentations and proposals and participating in presentations with Candidate(s).
          3. Attend and participate in meetings between CAVIT and manufacturers, distributors, customer Candidates and other third parties as required.
          4.   Assist in development of CAVIT'S distribution channels.

IV.  EXPENSES

     Expenses incurred by Gonzalez in the rendering of his services hereunder shall be paid by Gonzalez, unless authorized by CAVIT, in writing that the expenses will be paid by CAVIT, during the term of this Agreement

V.   COMPENSATION

     CAVIT agrees that Gonzalez  shall be entitled to  compensation  as follows:
     Gonzalez shall receive $12,000 per the following schedule:

     $1,000 at the beginning of each month upon execution of this Agreement; and

     $6,000 on the six month anniversary of the execution of this Agreement.

VI.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     A. Gonzalez acknowledges that by the very nature of his relationship with CAVIT he will, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) Gonzalez hereby agrees and covenants that:

          1. Gonzalez will utilize his commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by CAVIT to do so as may be necessary in the performance of its Services under this Agreement.

          2. Gonzalez will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in its analysis for, preparation of or release of any CAVIT literature or other communication(s) relating to CAVIT, including, but not limited to: Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

     B. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either CAVIT or Gonzalez is a party or by which either entity may be bound or affected.

     C. Both CAVIT and Gonzalez have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

VII. TERM, TERMINATION AND OPTION

     The term of this Agreement shall be for six months from the execution of this Agreement. Upon termination of this Agreement, no further payments shall be due to Gonzalez by CAVIT. Prior to the termination of this Agreement, both CAVIT and Gonzalez have agreed to discuss the terms of a potential relationship between the parties on a continuing basis.

VIII. CONFIDENTIAL DATA

     Gonzalez shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of CAVIT, obtained by Gonzalez as a result of his engagement hereunder, unless authorized, in writing by CAVIT. CAVIT shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of Gonzalez, obtained as a result of its engagement hereunder, unless authorized, in writing, by Gonzalez.

     Gonzalez shall not be required in the performance of his duties to divulge to CAVIT, or any officer, director, agent or employee of CAVIT, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of CAVIT which Gonzalez may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX.  OTHER MATERIAL TERMS AND CONDITIONS

     INDEMNITY. The parties hereto agree to provide indemnification to each other.

     PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.

     ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein. Notwithstanding anything to the contrary in this paragraph, a breach by Gonzalez of this Agreement shall constitute a breach by Alternecare Health Products, Inc. of the Asset Purchase Agreement with CAVIT (to which a copy of this Agreement is attached as Exhibit D).

     DISPUTES.All disputes, controversies or claims arising out of, or relating to, this Agreement, or the making, performance or interpretation of this Agreement among the parties shall be finally and conclusively settled by binding arbitration. The arbitration will be conducted by a single arbitrator, agreed to by the parties, in the county of Palm Beach, State of Florida

     ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of CAVIT under this Agreement may not be assigned or delegated without the prior written consent of Gonzalez, and any such purported assignment shall be null and void. Notwithstanding the foregoing, Gonzalez may assign any portion of his Compensation as outlined herein to his employees, affiliates, sub-contractors or subsidiaries in his sole discretion.

     ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

     ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.


APPROVED AND AGREED:

Ismael Gonzalez                          Cavit Sciences, Inc.

/s/ Ismael Gonzalez                          /s/ Colm J King
-----------------------------------          -----------------------------------
Ismael Gonzalez                          By:  Colm J King
                                         Its: CEO

     5/28/2008                              5/28/2008
     ---------                              ---------
Date of execution                      Date of execution